Exhibit 10.1

Activision Blizzard, Inc.
U.S. Corporate Annual Incentive Plan

(effective Fiscal Year 2015)
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I.                                        Introduction:  Activision Blizzard, Inc. (“Activision Blizzard” or “Company”, and together with its subsidiaries, the “Activision Blizzard Group”), is the sponsor of this U.S. Corporate Annual Incentive Plan (“CAIP” or “Plan”).  The Plan is completely discretionary, and Activision Blizzard acting through its executive management team pursuant to its then-current governance practices (which may include approval from the Compensation Committee of the Board of Directors of Activision Blizzard (the “Compensation Committee”), as applicable) always retains the authority to act within its discretion in all aspects of operating this Plan (even if not explicitly stated in any specific provision below).  Although the provisions of the Plan as described below reflect the current methodology by which Activision Blizzard operates the Plan, Activision Blizzard retains the right to change, amend, or terminate the Plan at any time with or without notice, and regardless of whether or not work has been initiated or even completed with respect to goals or objectives.  Activision Blizzard retains the exclusive right to interpret the Plan in its sole discretion, and its determination will be final and binding.  Any and all exceptions to the operation of this Plan will be determined solely by the executive management team of the Company, pursuant to its then-current governance practices in effect at the time the decision is made.

II.                                    Effective Date and Location:  This Plan is effective as of Fiscal Year 2015, and shall remain effective until Activision Blizzard determines otherwise.  The Plan is applicable only in the U.S.

III.                                Eligibility:  Any U.S. employee (except as provided for in subparagraph A below) of the Activision Blizzard Group is eligible to receive an annual incentive bonus payment under the Plan for a “Plan Year”, if and only if each individual is allocated an award by the Company.   For purposes of this Plan, a “Plan Year” will run concurrent with the fiscal year.1  Since the incentive bonus rewards not only success, but also continued service and ongoing contributions to the Activision Blizzard Group, an employee is eligible to receive and may earn an incentive bonus payment only if he or she is employed with the Activision Blizzard Group on the incentive bonus payment date with respect to such bonus payment.

A.                                  Eligibility Exceptions:

1)                                   Employees who begin employment with the Activision Blizzard Group after September 30th are ineligible to participate for that Plan Year;

2)                                   Temporary employees of the Activision Blizzard Group (whether or not party to a temporary employment agreement) are ineligible to participate; and

3)                                   As a general principle, employees who participate in other Activision Blizzard Group bonus plans, such as a studio retention and incentive bonus plan or the Blizzard Entertainment Profit Sharing Plan, will not be allocated an award under this Plan.

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1 As with all financial metrics, the Company reserves the full discretion to define the term associated with a fiscal year.  Currently, Activision Blizzard’s fiscal year runs concurrent with the calendar year, but the Company retains the full discretion to change this in the future.

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B.                                  No Entitlement:  No employee shall be entitled to a payment pursuant to this Plan under any circumstances unless and until a payment actually is made.  Specifically, prior notification of the Plan itself or individual Plan eligibility, or prior participation in the Plan, does not create any entitlement to future participation.

IV.                              Funding:

A.                                  General:  The Plan will fund at a discretionary level determined by the Company for a Plan Year (hereinafter, the “Pool”) if the Compensation Committee determines that the Company’s actual operating income (“OI”, as defined by the Company) for that fiscal year equals or exceeds a percentage (to be determined by the Compensation Committee in Q1 of each fiscal year) of the target goal amount set forth in the Company’s annual operating plan (“AOP”) for the Plan Year (the “Company Cut-In”).  The determination as to whether the Company Cut-In has been met is typically made by the Compensation Committee in the first quarter of the fiscal year following the Plan Year, or at a time determined by the Company pursuant to its then-current governance practices in effect.  The Company retains the option of funding the Plan even in the event that it is determined that less than the Company Cut-In is achieved.

B.                                  Reservation:  In the event that any funds are set aside by the Company for the payment of bonuses under this Plan, the Company reserves the right not to allocate or not to pay out any portion of those funds.  Should any funds from a Pool remain unallocated or unspent, Activision Blizzard also reserves the right to determine what Activision Blizzard may do with those funds, if anything, including without limitation, using those funds for other corporate purposes; no Participant or any beneficiary thereof will have any right or interest in or to any such assets or amounts.

V.                                  Allocations:  Typically an employee will be recommended for an incentive bonus award (or allocation) by his or her manager or management team.  The nomination will require internal approval per the Company’s then-current governance practices.  Recommendations for a Plan Year generally are made in the first quarter of the following year, or at a time determined by the Company pursuant to its then-current governance practices in effect.  To determine the incentive bonus award recommendation for each relevant employee, managers generally should consider the following:

A.                                  Target Bonus:  The Company normally provides each eligible employee (or “Participant”) with a target bonus for each Plan Year (“Target Bonus”) that is expressed as a percentage of his or her “Base Salary” (as defined in Paragraph V.A.2 below) for that year.  Target Bonuses may vary from Participant to Participant depending on a Participant’s job level or any other factor the Company deems to be relevant.

1)                             Modification of Target Bonus.  The Company may opt to modify any Participant’s Target Bonus at any time during the Plan Year, subject to the approval process provided for under the Company’s then-current governance practices, at the Company’s discretion or as required by the Company’s then-current governance practices.

2)                             Base Salary:  For purposes of this Plan, the Base Salary earned by a Participant for purposes of calculating an incentive bonus payment for a specific Plan Year will be defined by the Company in its discretion.

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B.                                  Performance Metrics:  The following performance metrics normally will be evaluated by managers (or as otherwise provided for by the Company’s then-current governance practices) when determining the recommended level of payout for a Participant relative to his or her Target Bonus:  1) attainment of the Company’s financial objectives; 2) attainment of relevant business financial objectives; and 3) attainment of the employee’s individual performance objectives.  Other factors may also be taken into consideration, as consistent with the Company’s then-current governance practices. The specific financial and individual performance objectives to be utilized and the relative weighting of the various objectives may vary from Participant to Participant depending on the department or unit to which the Participant provides services, a Participant’s job level, or any other factor the Company deems to be relevant.  The Company, pursuant to its then-current governance practices, may modify any metrics assigned to a Participant at any time during the Plan Year

1)                                   Corporate Financial Objectives:  The Company’s management (with the approval of the Compensation Committee) will establish financial performance objectives for Activision Blizzard with respect to each Plan Year.  Following the close of each Plan Year, achievement of these financial objectives for that Plan Year normally will be confirmed by the Compensation Committee (usually in Q1 of the following year) or as is consistent with the Company’s then-current governance practices.

2)                                   Business Financial Objectives (Where Applicable):  The Company’s management (with the approval of the Compensation Committee where required by the Company’s then-current governance practices) will establish financial performance objectives and associated achievement levels for various operating and business units, regions, teams, and territories (all as defined by the Company).  Following the close of each Plan Year, achievement of these financial objectives for that Plan Year will be confirmed by the Compensation Committee (usually in Q1 of the following year) or as is consistent with the Company’s then-current governance practices.  In order for this metric to fund, a relevant organization must achieve a minimum percentage (to be determined by the Company) of its AOP financial target set by the Company (the “BU Cut-In”).  For Plan Year 2015, the BU Cut-In is 75% of AOP OI for the relevant organization.

3)                                   Individual Performance Objectives:  Individual performance objectives normally will be developed by each Participant and his or her immediate manager (or management team) for each Plan Year; such objectives are subject to review pursuant to the Company’s then-current governance practices.  Following the close of each Plan Year, achievement of a Participant’s personal objectives will be determined by the Participant’s manager/management team, subject to the approval process provided for under the Company’s then-current governance practices.

4)                                   Achievement levels:  The Participant’s manager/management team may recommend and the Company may determine that a Participant does not receive an incentive bonus for that Plan Year, or receives an incentive bonus which is less than his or her Target Bonus, if the Company determines that i) one or more of the objectives in a Participant’s Bonus Plan are not achieved; ii) the Participant’s performance rating (provided in conjunction with the Company’s performance review process) for a Plan Year is Below Expectations; iii) the Participant has violated any Company policy, procedure, rule, or regulation during his or her employment or any post-employment restrictions (where applicable, as discussed in Paragraph VIII.B. below); or iv) other reasons bear consideration, unless any of the above are prohibited by applicable law.

VI.                              Payments:

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A.                                  Schedule:  Incentive bonus payments, if any, will be paid in a lump sum, less applicable taxes and withholdings on a schedule to be determined by the Company.

B.                                  Employment Required:  Since the Plan rewards not only the achievement of pre-established goals that contribute to the Company’s success, but also continued service and ongoing contributions to the Activision Blizzard Group, an employee who is allocated an incentive bonus payment must be employed with the Activision Blizzard Group on the payment date of such incentive bonus payment, unless an exception is (i) provided for under the Company’s then-current severance plan (if any), (ii) approved by Company management, pursuant to then-current governance practices, , or (iii) is otherwise required by law.  For the avoidance of doubt, once an incentive bonus payment to an individual has been approved by the Company, in no event will such incentive bonus payment be made to an employee later than March 15 of the year following the applicable Plan Year based upon the current fiscal year (though the Company retains full discretion to change this should it modify the definition of a fiscal year).

VII.                          Appeal:  If a Participant disagrees with the incentive bonus award allocation (if any) made to him or her pursuant to this Plan, the Participant must notify his or her manager or assigned HR Generalist of such dispute within 14 days after the date that the incentive bonus award allocation is communicated to him or her.  To the extent no such notice is received by the Company within 14 days after the date such communication is made, such determination will conclusively be deemed final and binding on the Company and that Participant.  If a notice is received within such 14-day period, then the manager or HR Generalist will promptly investigate the Participant’s concerns and communicate back to the Participant a determination (which shall be made pursuant to the Company’s then-current governance practices), and such determination shall be final and binding.  Without limiting the generality of the foregoing, no Participant will have any right, unless provided otherwise by law, to inspect the books, records, budgets, business plans, financial data or financial statements of the Activision Blizzard Group to determine whether any financial determinations are correct with respect to any fiscal year.

VIII.                      Miscellaneous:

A.                                  Modification or Termination of Plan:  Activision Blizzard, as the sponsor of the Plan, reserves the right to change, amend, or terminate the Plan at any time with or without notice, and regardless of whether or not work has been initiated or even completed with respect to goals or objectives.  Activision Blizzard reserves the right to suspend or terminate all payments in the event of change, amendment, or termination of the Plan.  Activision Blizzard retains the exclusive right to interpret the Plan in its sole discretion, and its determination will be final and binding.  Any prior course of dealings shall not be determinative in interpreting this Plan; no participant shall be entitled to rely on any past practices associated with administering the Plan (or any similar plans) to interpret this Plan.

B.                                  At-Will Employment:  Nothing contained in this Plan implies a contractual agreement between the Activision Blizzard Group and an employee or confers upon any such individual the right to continued employment.  For individuals not employed pursuant to an employment agreement, this Plan in no way alters the at-will employment status of his or her employment.  An employee or the Activision Blizzard Group may terminate employment at any time, with or without cause or notice, unless an employee’s employment agreement states otherwise.

C.                                 Conflicts:  This Plan supersedes all prior oral or written communications on this same subject matter.  To the extent that this Plan conflicts with the Activision Blizzard Group’s policies,

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procedures, rules, or regulations, the latter shall control.  To the extent that this Plan may conflict with an employee’s employment agreement with the Activision Blizzard Group, the terms of the employment agreement shall control.

D.                                 Inapplicability of ERISA.  This Plan is intended to be a “bonus program” and “payroll practice” and, as such, is not subject to the Employee Retirement Income Security Act of 1974, as amended.

E.                                  409A Compliance:  To the extent applicable, it is intended that the Plan comply with the provisions of Sections 409A of the Internal Revenue Code, as amended.  The Plan will be administered and interpreted in a manner consistent with this intent.  Specifically, any provision that would cause the Plan to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A).

F.                                   Relationship to 2014 Incentive Plan and Section 162(m).  This Plan is intended to be operated as a means to effect negative discretion with respect to Senior Executive Plan Bonuses, as defined in and granted under the Company’s 2014 Incentive Plan (the “2014 Plan”, or any other successor plan that is shareholder approved) and, when this Plan is used in connection with any Senior Executive Plan Bonus, this Plan shall be interpreted consistently with, and shall be subject to the terms and limitations of, the 2014 Plan and any actions taken by the Compensation Committee in connection with the award or payment of such Senior Executive Bonus Plan.  In the event of any conflict between the terms of this Plan and the 2014 Plan with respect to any Senior Executive Plan Bonus, the terms of this Plan shall control, except where necessary to preserve the status of the Senior Executive Plan Bonus as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended.

G.                                Taxation:  The Activision Blizzard Group may withhold from any payments made under this Plan all federal, state, city or other applicable taxes or amounts as shall be required or permitted pursuant to any law, governmental regulation or ruling or agreement with an employee.  Likewise, the Activision Blizzard Group may withhold payments hereunder or seek reimbursement from a Participant to recover improper payments or over-payments made.

H.                                 Effect on Other Activision Blizzard Group Benefits Programs:

1)  No incentive bonus payment under this Plan will be considered salary or other compensation paid to an employee for purposes of computing any benefits to which he or she may be entitled under any employee benefit or retirement plan which may be maintained by the Activision Blizzard Group from time to time, except for those benefit plans which explicitly provide for otherwise.

2)  Participation in this Plan does not confer rights to participation in other programs which may be maintained by the Activision Blizzard Group from time to time, including but not limited to other annual or long-term incentive plans, non-qualified retirement or deferred compensation plans or other executive perquisite programs.

I.                                        Non-Exclusivity.  Neither the adoption of this Plan by the Company nor any provision of this Plan will be construed as creating any limitations on the power of the Company to adopt such additional compensation arrangements as it may deem desirable.

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J.                                    Construction:  The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Plan.  The masculine gender, wherever appearing in this Plan, will include the feminine gender and the singular will include the plural, unless the context clearly indicates to the contrary.

K.                                  Governing Law:  Except to the extent governed by federal law, this Plan shall be governed by and construed in accordance with the laws of the State of California, or, for individuals employed outside of California, the state in which an employee was last employed by the Activision Blizzard Group, without regard to conflict of law principles.

L.                                    Severability:  If any provision of this Plan is held to be illegal, invalid or unenforceable, such provisions shall be fully severable, the Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Plan, and the remaining provisions of this Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Plan.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, a court or arbitrator shall add automatically as part of this Plan a legal and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

M.                               Assignment:  This Plan and the rights and obligations hereunder shall not be assignable or transferable by any employee, unless provided for otherwise by Activision Blizzard in writing and signed by the Chief Executive Officer of Activision Blizzard.  Activision Blizzard may assign this Plan or all or any part of its rights and obligations under this Plan at any time and following such assignment all references to Activision Blizzard shall be deemed to refer to such assignee and Activision Blizzard shall thereafter have no obligation under this Plan.

N.                                 Successors:  This Plan shall be binding on and inure to the benefit of Activision Blizzard and its successors and assigns, including successors by merger and operation of law.

ACTIVISION BLIZZARD, INC.

/s/ Thomas Tippl	9/2/15
Thomas Tippl, Chief Operating Officer	Date

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